Exhibit 1.2
                             Underwriting Agreement

                                                                  EXECUTION COPY



                          CPS AUTO GRANTOR TRUST 1996-3
             $88,214,920.56 6.30% Class A Pass-Through Certificates

                             UNDERWRITING AGREEMENT


                                                  December 17, 1996



Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Ladies and Gentlemen:

     CPS Receivables Corp., a California corporation (the "Company") and wholly-owned subsidiary of Consumer Portfolio Services, Inc., a California corporation ("CPS"), proposes to issue and sell to you in your capacity as the Underwriter (the "Underwriter"), $88,214,920.56 aggregate principal amount of CPS Auto Grantor Trust 1996-3 6.30% Asset-Backed Certificates, Class A (the "Certificates"). The Certificates will be issued by CPS Auto Grantor Trust 1996-3 (the "Trust") pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1996 among the Company, CPS, as servicer (in such capacity, the "Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Pursuant to the Pooling and Servicing Agreement, the Trust will also issue $4,642,890.56 aggregate principal amount of CPS Auto Grantor Trust 1996-3 10.15% Asset-Backed Certificates, Class B (the "Class B Certificates") which are not being offered pursuant to the Registration Statement (as defined below) and are not the subject of this Agreement. The Certificates will evidence, in the aggregate, beneficial ownership of an undivided 95% interest in the Trust (other than interest received by the Trust in excess of the Class A Pass-Through Rate). The Class B Certificates will evidence, in the aggregate, beneficial ownership of an undivided 5% interest in the Trust (other than interest received by the Trust in excess of the Class B Pass-Through Rate). The assets of the Trust will include, among other things, a pool of retail installment sale contracts and all rights and obligations thereunder (collectively, the "Receivables"), with respect to Rule of 78's Receivables, all payments due thereunder after December 16, 1996 (the "Cutoff Date"), with respect to Simple Interest Receivables, all payments received thereunder after the Cutoff Date, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables, certain bank accounts and the proceeds thereof, the Policy (for the benefit of the Class A Certificateholders only) and the right of CPS to receive certain insurance proceeds and certain other property, all as more specifically described in the Pooling and Servicing Agreement.

     The Certificates will be issued in an aggregate principal amount of $88,214,920.56 which is equal to 95% of the aggregate principal balance of the Receivables as of the Cutoff Date. The Certificates will bear interest at an annual rate equal to 6.30% (the "Class A Pass-Through Rate") in accordance with the provisions of the Pooling and Servicing Agreement. The Class B Certificates will be issued in an aggregate principal amount of $4,642,890.56 which is equal to 5% of the aggregate principal balance of the Receivables as of the Cutoff Date. The Class B Certificates will bear interest at an annual rate equal to 10.15% (the "Class B Pass-Through Rate") in accordance with the provisions of the Pooling and Servicing Agreement.

     To the extent not otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As the Underwriter, you have advised the Company that (a) you are authorized to enter into this Agreement and (b) you are willing to purchase the aggregate principal amount of the Certificates set forth in Schedule I hereto.

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company, with respect to the Company, and CPS, with respect to CPS, and both the Company and CPS in all other instances, each represents and warrants to, and agrees with the Underwriter, as of the date hereof and as of the Issuance, that:

     (a) CPS has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-09343), including a Base Prospectus, for registration of the offering and sale of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations (the "1933 Act Regulations") of the Commission thereunder which conforms with the requirements of the 1933 Act and the 1933 Act Regulations. CPS has complied with the conditions for the use of a Registration Statement on Form S-3. CPS may have filed with the Commission one or more amendments to such Registration Statement, and may have used a Preliminary

Final Prospectus, each of which has been previously furnished to the Underwriter. The offering of the Certificates is a Delayed Offering and, although the Base Prospectus may not include all the information with respect to the Certificates and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Final Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. The Company will hereafter file with the Commission pursuant to Rules 415 and 424(b), a final supplement to the Base Prospectus relating to the Certificates and the offering thereof. As filed, such final supplement shall include all required information with respect to the Certificates and, except to the extent the Underwriter shall agree in writing to any modification thereof, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall be in such form with only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein.

     (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined below), the Final Prospectus (as supplemented and amended as of the Closing Date) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (as supplemented and amended in the case of the Closing Date) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that neither CPS nor the Company makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement or amendment thereto) or the information regarding the Certificate Insurer set forth under the heading "THE CERTIFICATE INSURER" in or incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus.

     (c) The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Base Prospectus" shall mean the prospectus referred to in Section 1(a) hereof contained in the Registration Statement at the Effective Date.

          "Delayed Offering" shall mean the offering of the Certificates pursuant to Rule 415 which does not commence promptly after the effective date of the Registration Statement, with the result that only information required pursuant to Rule 415 need be included in such Registration Statement at the effective date thereof with respect to the Certificates.

          "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment(s) thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed by the Company.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Certificates that is first filed pursuant to Rule 424(b) under the 1933 Act after the Execution Time, together with the Base Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus, not including any Computational Materials (as defined in Paragraph 9(b)(ii) hereof), which describes the Certificates and the offering thereof and is used prior to filing of the Final Prospectus.

          "Prospectus" shall mean, collectively, the Base Prospectus, any Preliminary Final Prospectus and the Final Prospectus.

          "Registration Statement" shall mean (i) the Registration Statement referred to in Section 1(a) hereof, including all documents incorporated therein by reference, exhibits, financial statements and notes thereto and related schedules and other statistical and financial data and information included therein, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective); (ii) in the event any post-effective amendment thereto becomes effective prior to the Closing Date, such Registration Statement as so amended; and (iii) in the event any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, such Registration Statement as so modified by the Rule 462(b) Registration Statement, from and after the effectiveness thereof. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule "415", "Rule 424", "Rule "430A" and "Regulation S-K" refer to such rules or regulation under the 1933 Act.

          "Rule 430A Information" means information with respect to the Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" means a Registration Statement filed pursuant to Rule 462(b) under the 1933 Act relating to the offering covered by the Registration Statement (File No. 333-09343).

     Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (d) Each of the Company and CPS is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to be so qualified and in which the failure to so qualify, taken in the aggregate, would have a material adverse effect on it.

     (e) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the financial position, shareholders' equity or results of operations of the Company or CPS or the Company's or CPS's ability to perform its obligations under this Agreement or the Pooling and Servicing Agreement or any of the other Basic Documents (as defined below), other than as set forth or incorporated by reference in the Registration Statement or as set forth in the Final Prospectus.

     (f) Except for the registration of the Certificates under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Underwriter or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, no consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Certificates or the consummation of the other transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any of the other Basic Documents, except such as have been duly made or obtained or as will be duly made or obtained on or before the Closing Date.

     (g) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Certificates, nor instituted proceedings for that purpose. The Registration Statement contains, and the Final Prospectus together with any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the 1933 Act and the 1933 Act Regulations.

     (h) The documents (other than the financial statements of the Certificate Insurer, as to which no representation is made by CPS or the Company) which are incorporated by reference in the Registration Statement and the Final Prospectus or from which information is so incorporated by reference, as of the dates they were filed with the Commission, complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

     (i) Each of the Company and CPS confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and each of the Company and CPS further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information included in the Final Prospectus, if any, concerning either the Company's or CPS's business with Cuba or with any person or affiliate located in Cuba changes in any material way, each of the Company and CPS, as the case may be, will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

     (j) As of the Closing Date, each of the Receivables will meet the criteria for selection described in the Final Prospectus, and all representations and warranties of the Company and CPS contained in each of the Basic Documents, including this Agreement, will be true and correct in all material respects as of the Closing Date and are hereby incorporated by reference as if each such representation and warranty were specifically made herein.

     (k) Each of the Company and CPS has full power and authority (corporate and other) to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Spread Account Agreement, the Lock-Box Agreement and the Servicing Assumption Agreement (collectively, the "Basic Documents"), and to consummate the transactions contemplated hereby and thereby.

     (l) As of the Closing Date, the Certificates and the Pooling and Serving Agreement will conform in all material respects to the respective descriptions thereof contained in the Final Prospectus. On or before the Closing Date, the direction by the Company to the Trustee to authenticate the Certificates will have been duly authorized by the Company, the Certificates will have been duly executed and delivered by the Company and, when authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement, will be duly issued and entitled to the benefits and security afforded by the Pooling and Servicing Agreement, subject as to the enforcement of remedies (x) to applicable bankruptcy insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

     (m) This Agreement and each Basic Document to which the Company or CPS is a party has been duly authorized, executed and delivered by each of the Company and CPS and constitutes a valid and binding agreement of each of the Company and CPS, enforceable against the Company and CPS in accordance with its terms, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

     (n) Neither the Company nor CPS is in breach or violation of its Articles of Incorporation or By-Laws or in default in the performance or observance of any credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation, order or ordinance of any governmental body having jurisdiction over it, which breach or violation would have a material adverse effect on the ability of the Company or CPS to perform its obligations under any of the Basic Documents or the Certificates.

     (o) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or in any of the other Basic Documents or the fulfillment of the terms of this Agreement or the Pooling and Servicing Agreement or any of the other Basic Documents, subject to the registration of the Certificates under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable State securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Underwriter or the filing requirements of Rule 430A or Rule 424(b) under the 1933 Act, do not and will not conflict with or violate any term or provision of the Articles of Incorporation or By-Laws of the Company or CPS, any statute, order or regulation applicable to the Company or CPS of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or CPS and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or CPS (other than in favor of the Trustee or as otherwise permitted under the Pooling and Servicing Agreement) pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or CPS is a party or by which the Company or CPS may be bound or to which any of the property or assets of the Company or CPS may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Company or CPS or materially adverse to the transactions contemplated by this Agreement or the Basic
Documents.

     (p) There are no actions or proceedings against, or investigations of, the Company or CPS pending, or, to the knowledge of the Company or CPS, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the other Basic Documents or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the other Basic Documents (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company or CPS of its respective obligations under, or the validity or enforceability of, this Agreement, the other Basic Documents or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

     (q) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the other Basic Documents and the Certificates have been or will have been paid at or prior to the Closing Date.

     (r) The Receivables are chattel paper as defined in the Uniform Commercial Code as in effect in the State of California.

     (s) Under generally accepted accounting principles, CPS will report its transfer of the Receivables to the Company pursuant to the Purchase Agreement as a sale of the Receivables and the Company will report its transfer of the Receivables to the Trustee pursuant to the Pooling and Servicing Agreement as a sale of the Receivables. Each of CPS and the Company has been advised by KPMG Peat Marwick LLP, Certified Public Accountants, that the transfers pursuant to the Purchase Agreement will be so classified under generally accepted accounting principles in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983) and, on and after January 1, 1997, with Statement No. 125 of the Financial Accounting Standards Board (June 1996).

     (t) Pursuant to the Purchase Agreement, CPS is transferring to the Company ownership of the Receivables, the security interests in the Financed Vehicles securing the Receivables, certain other property related to the Receivables and the proceeds of each of the foregoing (collectively, the "Trust Assets"), and, immediately prior to the transfer thereof to the Trust, the Company will be the sole owner of all right, title and interest in, and has good and marketable title to, the

Receivables and the other Trust Assets. The assignment of the Receivables and the other Trust Assets, including all the proceeds thereof, to the Trust pursuant to the Pooling and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

     (u) Immediately prior to the transfer of the Receivables to the Trust, the Company's interest in the Receivables and the proceeds thereof shall have been perfected, UCC-1 financing statements (the "Financing Statements") shall have been filed in the office of the Secretary of State of the State of California and there shall be no unreleased statements affecting the Receivables filed in such office other than the Financing Statements. If a court concludes that the transfer of the Receivables from the Company to the Trust is a sale, then the interest of the Trust in the Receivables, the other Trust Assets and the proceeds thereof, will be perfected by virtue of the Financing Statements having been filed in the office of the Secretary of State of the State of California. If a court concludes that such transfer is not a sale, the Pooling and Servicing Agreement and the transactions contemplated thereby constitute a grant by the Company to the Trust of a valid security interest in the Receivables, the other Trust Assets and the proceeds thereof, which security interest will be perfected by virtue of the Financing Statements having been filed in the office of the Secretary of State of the State of California. No filing or other action, other than the filing of the Financing Statements in the office of the Secretary of State of the State of California referred to above and the execution and delivery of the Pooling and Servicing Agreement, is necessary to perfect the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

     (v) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act.

     (w) None of the Company, CPS or the Trust is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), and neither the issuance and sale of the Certificates nor the activities of the Trust pursuant to the Pooling and Servicing Agreement will require the Company, CPS or the Trust to be so registered.

2.   PURCHASE, SALE AND DELIVERY OF THE CERTIFICATES.

     Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the initial principal amount of the Certificates set forth in Schedule I hereto, at the purchase price set forth in Schedule I, which purchase price is equal to 100.015625% of such initial principal amount.

     The Company will deliver against payment of the purchase price the Certificates in the form of one or more permanent global Certificates in definitive form (the "Global Certificates") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Global Certificates will be held only in book-entry form through DTC except in the limited circumstances described in the Final Prospectus. Payment for the Certificates will be made by the Underwriter by wire transfer of same day funds to an account previously designated to the Underwriter by the Company at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, at 9:30 a.m. (New York time) on December 19, 1996, or at such other time as is mutually agreed (such time being herein referred to as the "Closing Date") against delivery of the Global Certificates representing all of the Certificates. The Global Certificates will be made available for checking at the above office of Mayer, Brown & Platt at least 24 hours prior to the Closing Date.

     As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York, California and Minnesota are open for business and are not permitted by law or executive order to be closed.

3.   OFFERING BY THE UNDERWRITER.

     The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Certificates, as set forth in the Final Prospectus, from time to time as and when the Underwriter deem advisable after the Registration Statement becomes effective.

4.   COVENANTS OF THE COMPANY.

     The Company covenants and agrees with the Underwriter that:

     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective as soon as reasonably practicable thereafter or, if the procedure in Rule 430A is followed, prepare and timely file with the Commission under Rule 424(b) a Final Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance upon Rule 430A. Prior to the termination of the offering of the Certificates, the Company will not file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary

Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Underwriter a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects and which is not in compliance with the 1933 Act Regulations. The Company will promptly advise the Underwriter (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective; (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (iii) when, prior to termination of the offering of the Certificates, any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any other additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued or suspended, to obtain as soon as possible the withdrawal thereof.

     (b) Prior to the filing thereof with the Commission, the Company will submit to the Underwriter, for its approval after reasonable notice thereof, such approval not to be unreasonably withheld or delayed, a copy of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement proposed to be filed or a copy of any document proposed to be filed under the 1934 Act before the termination of the offering of the Certificates by the Underwriter if such document would be deemed to be incorporated by reference into the Registration Statement or Final Prospectus.

     (c) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Final Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Final Prospectus is required under the 1933 Act, as many copies of the Final Prospectus, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, two copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents filed under the 1934 Act and deemed to be incorporated by reference therein, and of all amendments thereto, as the Underwriter may from time to time reasonably request.

     (d) The Company will, and will cause the Trust to, comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Certificates as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer in connection with the sale of any Certificates, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law or to file under the 1934 Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the 1933 Act or the 1934 Act, the Company will promptly notify the Underwriter and will promptly either (i) prepare and file, or cause to be prepared and filed, with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus or (ii) prepare and file, or cause to be prepared and filed, with the Commission (at the expense of the Company) an appropriate filing under the 1934 Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with applicable law.

     (e) The Company will cooperate with the Underwriter in endeavoring to qualify the Certificates for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Certificates, except that the Company will not be obligated to qualify the Certificates in any jurisdiction in which such qualification would require the Company to qualify to do business as a foreign corporation, file a general or unlimited consent to service of process or subject itself to taxation in any such jurisdiction to which it is not subject and will arrange for the determination of the legality of the Certificates for purchase by institutional investors. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Certificates.

     (f) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Certificates in such a manner as would require the Company, CPS or the Trust to register as an investment company under the 1940 Act.

     (g) Until the retirement of the Certificates, or until such time as the Underwriter shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Company will deliver to the Underwriter the annual statements of compliance and the annual independent certified public accountant's reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

     (h) The Company or CPS shall, from the date hereof through and including the Closing Date, furnish, or cause to be furnished, or make available, or cause to be made available, to the Underwriter or its counsel such additional documents and information regarding each of them and their respective affairs as the Underwriter may from time to time reasonably request and which the Company or CPS possess or can acquire without unreasonable effort or expense, including any and all documentation requested in connection with the Underwriter's due diligence efforts regarding information in the Registration Statement and the Final Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement; and all actions taken by the Company or CPS to authorize the sale of the Certificates shall be reasonably satisfactory in form and substance to the Underwriter.

     (i) The Company will cause the Trust to make generally available to Class A Certificateholders as soon as practicable, but no later than sixteen months after the Effective Date, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such Effective Date and satisfying the provisions of Section 11(a) of the 1933 Act (including Rule 158 promulgated thereunder).

     (j) So long as any of the Certificates are outstanding, the Company will furnish to the Underwriter copies of all reports or other communications (financial or otherwise) furnished or made available to Class A Certificateholders, and deliver to the Underwriter during such period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust or the Company with the Commission pursuant to the 1934 Act, and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request.

     (k) The Company and CPS will enter into the Pooling and Servicing Agreement and the other Basic Documents on or prior to the Closing Date.

     (l) On or before the Closing Date, the Company and CPS shall cause the respective computer records of the Company and CPS relating to the Receivables to be marked to show the Trustee's absolute ownership of the Receivables, and from and after the Closing Date neither the Company nor CPS shall take any action inconsistent with the Trustee's ownership of such Receivables, other than as expressly permitted by the Pooling and Servicing Agreement.

     (m) To the extent, if any, that the ratings provided with respect to the Certificates by either of the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Company or CPS, CPS shall, or shall cause the Company to, furnish such documents and take any such other actions.

     (n) On the Closing Date, the Company and CPS shall cause the Certificate Insurer to issue the Policy to the Trustee for the benefit of the holders of the Certificates in form and substance satisfactory to the Underwriter.

5.   [RESERVED]

6.   COSTS AND EXPENSES.

     The Company and CPS will pay upon receipt of a written request therefor all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement and will, jointly and severally, reimburse the Underwriter for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Certificates or in contemplation of performing the Underwriter's obligations hereunder and including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Final Prospectuses, the Final Prospectus, this Agreement, the listing application in respect of the Certificates, the Blue Sky Survey, if any, and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) any fees charged by the Rating Agencies for rating the Certificates; (vi) the fees of the Certificate Insurer in accordance with the terms of the Basic Documents and
(vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the

Certificates, the Pooling and Servicing Agreement and the other Basic Documents to which the Trustee is a party and the expenses, including the fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Certificates under State securities or Blue Sky laws. If this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company or CPS to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of the Underwriter, then the Company and CPS, jointly and severally, shall reimburse the Underwriter for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Certificates or in contemplation of performing its obligations hereunder upon receipt of a written request therefor; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Certificates. Except to the extent expressly set forth in this
Section 6, the Underwriter shall be responsible for its own costs and expenses, including the fees and expenses of its counsel.

7.   CONDITIONS OF OBLIGATIONS OF THE Underwriter.

     The obligation of the Underwriter to purchase and pay for the Certificates on the Closing Date is subject to the accuracy in all material respects as of the Closing Date of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions precedent:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 5:30 p.m. New York City time on the date of determination of the public offering price of the Certificates, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price of the Certificates was determined, if such determination occurred after 3:00 p.m. New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed within the applicable time period prescribed for such filing by Rule

424(b), and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Certificates.

     (b) On or prior to the date of this Agreement and on or prior to the Closing Date, the Underwriter shall have received a letter or letters, dated as of December 17, 1996, and as of the Closing Date, respectively, of KPMG Peat Marwick LLP, Certified Public Accountants, substantially in the form of the drafts to which the Underwriter has previously agreed and otherwise in form and substance satisfactory to the Underwriter and its counsel.

     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Certificate Insurer, the Company, CPS or any Affiliate of the Company or CPS which, in the judgment of the Underwriter, materially impairs the investment quality of the Certificates or the ability of CPS to act as Servicer or (ii) any downgrading in the rating of the claims-paying ability of the Certificate Insurer or of any debt securities or preferred stock of the Company, CPS or any Affiliate thereof by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the claims-paying ability of the Certificate Insurer or of any debt securities or preferred stock of the Company, CPS or any Affiliate thereof (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or CPS or any Affiliate of the Company or CPS on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York or California authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or change in financial markets if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with completion of the offering of the Certificates.

     (d) The Company and CPS shall have furnished the Underwriter with such number of conformed copies of such opinions, certificates, letters and documents as it may reasonably request.

     (e) On the Closing Date, each of the Basic Documents and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Trustee shall have received a fully executed copy thereof or, with respect to the Certificates, a conformed copy thereof. The Basic Documents and the Certificates shall be substantially in the forms heretofore provided to the Underwriter.

     (f) The Underwriter shall have received a certificate of the Trustee, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee.

     (g) The Underwriter shall have received evidence satisfactory to the Underwriter that the Certificates have been rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

     (h) The Underwriter shall have received from Mayer, Brown & Platt, special counsel for CPS and the Company, opinions dated the Closing Date, addressed to the Underwriter, in form and substance satisfactory to the Underwriter.

     (i) The Underwriter shall have received from Mayer, Brown & Platt, special Federal tax counsel for the Company, an opinion dated the Closing Date, addressed to the Underwriter, with respect to the status of the Trust for federal income tax purposes.

     (j) The Underwriter shall have received from Mayer, Brown & Platt, an opinion dated the Closing Date, addressed to the Underwriter, with respect to the validity of the Certificates and such other related matters as the Underwriter shall require and the Company or CPS shall have furnished or caused to be furnished to the Underwriter such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

     (k) The Underwriter shall have received from Brown & Wood LLP an opinion dated the Closing Date and addressed to the Underwriter in form and substance satisfactory to the Underwriter.

     (l) The Underwriter shall have received from counsel to the Trustee, the Standby Servicer and the Collateral Agent (which counsel shall be reasonably acceptable to the Underwriter), an opinion addressed to the Underwriter dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

     (m) The Underwriter shall have received from counsel to the Certificate Insurer, which counsel shall be reasonably acceptable to the Underwriter, an opinion addressed to the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter and its counsel.

     (n) At the Closing Date, the Underwriter shall have received any and all opinions of counsel to the Company and CPS supplied to the Rating Agencies and the Certificate Insurer relating to, among other things, the interest of the Trustee in the Receivables and the other Trust Assets and the proceeds thereof and certain monies due or to become due with respect thereto, certain bankruptcy issues and certain matters with respect to the Certificates. Any such opinions shall be addressed to the Underwriter or shall indicate that the Underwriter may rely on such opinions as though they were addressed to the Underwriter, and shall be dated the Closing Date.

     (o) At the Closing Date, the Company and CPS shall have furnished to the Underwriter a certificate, dated the Closing Date, of the President or any Vice President of the Company or CPS, as the case may be, in which each such officer shall state that: (i) the representations and warranties of the Company or CPS, as applicable, in this Agreement are true and correct on and as of the Closing Date; (ii) the Company or CPS, as applicable, has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied hereunder and under each of the other Basic Documents at or prior to the Closing Date; (iii) the representations and warranties of the Company or CPS, as applicable, in each of the Basic Documents are true and correct as of the dates specified therein; (iv) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission; (v) he or she has carefully examined the Registration Statement and the Final Prospectus and, in his or her opinion, as of the Effective Date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and as of the Closing Date the Registration Statement and the Final Prospectus do not contain any untrue statement of a material fact or omit to state a material fact with respect to the Company or CPS necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the Effective Date of the Registration Statement, no event has occurred with respect to the Company or CPS which should have been set forth in a supplement to or an amendment of the Final Prospectus which has not been so set forth in such supplement or amendment; and
(vi) subsequent to the respective dates as of which conformation is given in the Registration Statement and the Final Prospectus, there has been no material adverse change, or any development with respect to the Company or CPS which could reasonably be expected to result in a material adverse change, in or affecting particularly the business or properties of the Trust, the Company or CPS except as contemplated by the Final Prospectus or as described in such certificate.

     (p) The Underwriter shall have received evidence satisfactory to the Underwriter that the Certificate Insurer shall have issued the Policy to the Trustee for the benefit of the Class A Certificateholders in form and substance satisfactory to the Underwriter.

     (q) The Underwriter shall have received evidence satisfactory to it that, on or before the Closing Date, the Financing Statements have been filed in the office of the Secretary of State of California reflecting the assignment of the interest of CPS in the Receivables and the other Trust Assets and the proceeds thereof to the Company, and the transfer of the interest of the Company in the Receivables and the other Trust Assets and the proceeds thereof to the Trustee.

     (r) All proceedings in connection with the transactions contemplated by this Agreement, the Pooling and Servicing Agreement and each of the other Basic Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to the Underwriter.

     (s) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriter and to counsel for the Underwriter.

     If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).

8.   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

     The obligations of the Company to sell and deliver the portion of the Certificates required to be delivered as and when specified in this Agreement are subject to the condition that, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     9. INDEMNIFICATION.

     (a) The Company and CPS, jointly and severally, agree to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which the Underwriter or any such other person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereto (other than information contained therein under the heading "the Certificate Insurer" and information incorporated by reference therein) or any Company Provided Information (as defined below), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse the Underwriter and each such person within 30 days of presentation for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Certificates, whether or not the Underwriter or such person is a party to any action or proceeding, upon receipt of a written request therefor; provided, however, that neither the Company nor CPS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or CPS, as the case may be, by, through or on behalf of the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company or CPS may otherwise have. The indemnity agreement of the Company and CPS in this Agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or in the Final Prospectus, or any amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of the Underwriter if the Underwriter failed to send or give a copy of the Final Prospectus (as amended or supplemented, if the Company or CPS, as the case may be, shall have furnished any amendment or supplement thereto to the Underwriter, which corrected such untrue statement or omission that is the basis of the loss, liability, claim, damage or expense for which indemnification is sought) to the person asserting any such loss, liability, claim, damage or expense at such time as the Final Prospectus, as so amended or supplemented, was required under the 1933 Act to be delivered to such person.

     (b) (i) The Underwriter will indemnify and hold harmless each of the Company and CPS, each of their directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from each of the Company and CPS to the Underwriter, its directors, officers, employees and agents and each person who controls the Underwriter, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or CPS, as the case may be, by, through or on behalf of the Underwriter specifically for use in the preparation of the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

          (ii) The Underwriter agrees to indemnify and hold harmless the Company, CPS, the respective officers, directors, employees and agents of any such party, and each person who controls the Company or CPS within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities to which such person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Computational Materials (as defined below) provided by the Underwriter or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, not misleading (except, in each case, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission results from the failure of the Company Provided Information to be accurate in all material respects); and will reimburse each such party within 30 days of written request therefor for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related thereto, whether or not such person is a party to any action or proceeding. The obligations of the Underwriter under this subsection (ii) shall be in addition to any other liability which the Underwriter may otherwise have. For purposes hereof, the term "Computational Materials" means information (including, without limitation, the type of information defined as "collateral term sheets," "structural term sheets" and "computational materials" in the No-Action Letters) provided by the Underwriter to a prospective purchaser of Certificates, which information is not part of the Prospectus and has been provided to the Company by the Underwriter with a written statement, dated the date hereof, that such information constitutes Computational Materials hereunder. For purposes hereof, the term "Company Provided Information" means the information provided to the Underwriter by the Company with a written statement, dated the date hereof, that such information constitutes Company Provided Information hereunder. As used herein, "No-Action Letters" means the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association and the SEC staff's response thereto (which letter and response were publicly available on February 17, 1995) and the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody Acceptance Corp. I and the SEC staff's response thereto (which letter and response were publicly available on May 20, 1994).

          (iii) The Underwriter shall, no later than the date on which the Prospectus is required to be filed pursuant to Rule 424, provide to CPS for filing with the Commission on Form 8-K a copy of any Computational Materials delivered by the Underwriter to any prospective purchaser of Certificates.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b), except and only to the extent such omission so to notify shall have materially prejudiced the indemnifying party under
Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and CPS on the one hand and the Underwriter on the other from the offering of the Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or CPS on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and CPS on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter (in each case as set forth on the cover page of the Final Prospectus). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or CPS on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, CPS and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the limitations set forth above. Notwithstanding the provisions of this Section 9(d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Certificates and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) In any proceeding relating to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of each of the Company and CPS set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, the Company or CPS, their respective directors, officers, employees or agents or any persons controlling the Underwriter, the Company or CPS, (ii) acceptance of any Certificates and payment thereof or hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, the Company or CPS, their respective directors, officers, employees or agents, or any person controlling the Underwriter, the Company or CPS, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.  [Reserved]

11.  NOTICES.

     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

if to the Underwriter, to the following address:

                  Greenwich Capital Markets, Inc.
                  600 Steamboat Road
                  Greenwich, Connecticut  06830
                  Attention:  Sandra Fine Rosenbaum
                  Fax:  (203) 629-4640

if to the Company, at the following address:

                  CPS Receivables Corp.
                  2 Ada
                  Irvine, California 92718
                  Attention:  Charles Bradley, Jr.
                  Facsimile No.:  (714) 753-6805;

or, if sent to CPS at the following address:

                  Consumer Portfolio Services, Inc.
                  2 Ada
                  Irvine, California 92718
                  Attention:  Charles Bradley, Jr.
                  Facsimile No.:  (714) 753-6805

12.  TERMINATION.

     This Agreement may be terminated by the Underwriter by notice by the Underwriter to the Company as follows:

     (a) at any time prior to the Closing Date, if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in the business, properties, results of operations, financial condition or business prospects of the Certificate Insurer, CPS, or the Company taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Underwriter's reasonable judgment, make it impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, (iii) any suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
(iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Underwriter's reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Certificate Insurer, CPS, or the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading or the giving of notice of any intended or potential downgrading in the rating of the Certificate Insurer's claims-paying ability or of CPS's or the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1934 Act) ; (vii) the suspension of trading of the Common Stock by the Commission on the New York Stock Exchange or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (b) as provided in Section 7 of this Agreement.

13.  SUCCESSORS.

     This Agreement has been and is made solely for the benefit of the Underwriter, CPS and the Company and their respective successors, executors, administrators, heirs and assigns, and the respective affiliates, officers, directors, employees, agents and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Certificates from the Underwriter shall be deemed a successor or assign merely because of such purchase.

14.  INFORMATION PROVIDED BY Underwriter.

     The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any amendments or supplements thereto, consists of the information set forth in the first sentence of the third paragraph and in the ninth paragraph on the front cover page concerning the terms of the offering by the Underwriter (insofar as such information relates to the Underwriter), and the information in the first and second sentences of the second paragraph and the second and third sentences of the third paragraph under the caption "Underwriting" in the Final Prospectus.

15.  MISCELLANEOUS.

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter, CPS, or the Company, their respective directors, officers, employees or agents or any controlling person of the Underwriter, CPS, or the Company indemnified herein and (c) delivery of and payment for the Certificates under this Agreement.

     The Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws provisions thereof. With respect to any claim arising out of this Agreement (i) each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and (ii) each party irrevocably waives (1) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, (2) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (3) the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. To the extent permitted by applicable law, the Underwriter, the Company and CPS irrevocably waive all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

     This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.











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     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, CPS and the Underwriter in accordance with its terms.

                                                Very truly yours,

                                                CPS RECEIVABLES CORP.


                                       By:
                                          ------------------------------
                                       Name:
                                       Title:


                                       CONSUMER PORTFOLIO SERVICES, INC.

                                       By:
                                          ------------------------------
                                       Name:
                                       Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written:


   GREENWICH CAPITAL MARKETS, INC.

  By:
     ------------------------------
  Name:
  Title:

                                   SCHEDULE I


                            Schedule of Underwriters




                                        Initial
                                   Principal Amount
                                    of the Class A
                                    Certificates to
  Underwriter                        be Purchased           Purchase Price
  -----------                        ------------           --------------

Greenwich Capital Markets,           $88,214,920.56          $88,228,704.14
Inc.